As filed with the Securities and Exchange Commission on March 10, 2025
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GRACE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-1359336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

103 Carnegie Center, Suite 300
Princeton, New Jersey
(609) 322-1602
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Prashant Kohli
Chief Executive Officer
Grace Therapeutics, Inc.
103 Carnegie Center, Suite 300
Princeton, New Jersey
(609) 322-1602
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Steven J. Abrams
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, PA 19103
(267) 675-4600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 10, 2025
PROSPECTUS

Up to 8,836,584 Shares of Common Stock
Offered by Selling Stockholders

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus under the section entitled “Selling Stockholders” (the “Selling Stockholders”), of up to 8,836,584 shares of our common stock, par value $0.0001 (the “Common Stock”), which are comprised of (i) 3,276,874 shares of Common Stock (the “Shares”) and (ii) 5,559,710 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of either pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) or common warrants to purchase shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”).
We are registering the offer and resale of the Shares and Warrant Shares to satisfy the provisions of that certain Registration Rights Agreement, by and between us and the investors party thereto, dated as of February 10, 2025 (the “Registration Rights Agreement”), in connection with our private placement of securities, which closed on February 11, 2025 (the “Private Placement Offering”), pursuant to those two certain Securities Purchase Agreements, by and between us and the investors party thereto, each dated as of February 10, 2025 (the “Securities Purchase Agreements”).
We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares and Warrant Shares by the Selling Stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock covered by this prospectus.
Our Common Stock is traded on The Nasdaq Capital Market under the symbol “GRCE.” On March 7, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.54 per share.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025

i

ABOUT THIS PROSPECTUS
This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus under the section entitled “Selling Stockholders”, of up to 8,836,584 shares of Common Stock, which are comprised of (i) the Shares and (ii) the Warrant Shares issuable upon the exercise of either the Pre-Funded Warrants or the Warrants.
We are registering the offer and resale of the Shares and Warrant Shares to satisfy the provisions of the Registration Rights Agreement, in connection with the Private Placement Offering, pursuant to the Securities Purchase Agreements.
We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares and Warrant Shares by the Selling Stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the Selling Stockholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.
You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.
Industry and Market Data
This prospectus and the documents incorporated by reference include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data and we do not make any representation as to the accuracy of the information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we incorporate by reference herein and therein contain information that may be forward-looking statements within the meaning of United States federal securities laws and forward-looking statements within the meaning of Canadian securities laws, both of which we refer to in this prospectus as forward-looking statements. Forward- looking statements can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not statements about historical facts. Forward-looking statements in this prospectus include, among other things, information, or statements about:
•
our ability to build a late-stage pharmaceutical company focused in rare and orphan diseases and, on developing and commercializing products that improve clinical outcomes using our novel drug delivery technologies;

•
our ability to apply new proprietary formulations to existing pharmaceutical compounds to achieve enhanced efficacy, faster onset of action, reduced side effects, and more convenient drug delivery that can result in increased patient compliance;

•
the potential for our drug candidates to receive orphan drug designation and exclusivity from the United States FDA or regulatory approval under the Section 505(b)(2) regulatory pathway under the Federal Food, Drug and Cosmetic Act (“FDCA”);

•
the future prospects of our GTx-104 drug candidate, including but not limited to GTx-104’s potential to be administered to improve the management of hypotension in patients with aneurysmal subarachnoid hemorrhage (“aSAH”); the ability of GTx-104 to achieve a pharmacokinetic (“PK”) and safety profile similar to the oral form of nimodipine; GTx-104’s potential to provide improved bioavailability; GTx-104’s potential to achieve pharmacoeconomic benefit over the oral form of nimodipine; our ability to ultimately file a new drug application (“NDA”) for GTx-104 under Section 505(b)(2) of the FDCA; the acceptance of the NDA by the FDA; and the timing and ability to receive FDA approval for marketing GTx-104;

•	our plan to prioritize the development of GTx-104;
•	our plan to maximize the value of our de-prioritized drug candidates, GTx-102 and GTx-101, including through potential development, licensing, or sale of those drug candidates;
•
the future prospects of our GTx-102 drug candidate, including but not limited to GTx-102’s potential to provide clinical benefits to decrease symptoms associated with Ataxia Telangiectasia; GTx-102’s potential ease of drug administration; the timing and outcomes of a Phase 3 efficacy and safety study for GTx-102; the timing of an NDA filing for GTx-102 under Section 505(b)(2) of the FDCA; and the timing and ability to receive FDA approval for marketing GTx-102;

•
the future prospects of our GTx-101 drug candidate, including but not limited to GTx-101’s potential to be administered to postherpetic neuralgia (“PHN”) patients to treat the severe nerve pain associated with the disease; assumptions about the biphasic delivery mechanism of GTx-101, including its potential for rapid onset and continuous pain relief for up to eight hours; and the timing and outcomes of single ascending dose/multiple ascending dose and PK bridging studies, and a Phase 2 and Phase 3 efficacy and safety study; the timing of an NDA filing for GTx-101 under Section 505 (b)(2) of the FDCA; and the timing and ability to receive FDA approval for marketing GTx-101;

•
the quality of our clinical data, the cost and size of our development programs, expectations and forecasts related to our target markets and the size of our target markets; the cost and size of our commercial infrastructure and manufacturing needs in the United States, European Union, and the rest of the world; and our expected use of a range of third-party contract research organizations and contract manufacturing organizations at multiple locations;

•
expectations and forecasts related to our intellectual property portfolio, including but not limited to the probability of receiving orphan drug exclusivity from the FDA for our leading pipeline drug candidates; our patent portfolio strategy; and outcomes of our patent filings and extent of patent protection;

•	our intellectual property position and duration of our patent rights;

•	our strategy, future operations, prospects, and the plans of our management with a goal to enhance stockholder value;
•	our need for additional financing, and our estimates regarding our operating runway and timing for future financing and capital requirements;
•	our expectations regarding our financial performance, including our costs and expenses, liquidity, and capital resources;
•	our projected capital requirements to fund our anticipated expenses; and
•	our ability to commercialize GTx-104 in the United States or establish strategic partnerships or commercial collaborations or obtain non-dilutive funding.
Although the forward-looking statements in this prospectus are based upon what we believe are reasonable assumptions, you should not place undue reliance on those forward-looking statements since actual results may vary materially from them.
In addition, the forward-looking statements in this prospectus are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause our actual results and developments to differ materially from those that are disclosed in or implied by the forward-looking statements, including, among others:
•	We are heavily dependent on the success of our lead drug candidate, GTx-104.
•
Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Failure can occur at any stage of clinical development.

•
We are subject to uncertainty relating to healthcare reform measures and reimbursement policies that, if not favorable to our drug candidates, could hinder or prevent our drug candidates’ commercial success.

•	If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our drug products, if approved, we may be unable to generate any revenue.
•
If we are unable to differentiate our drug products from branded reference drugs or existing generic therapies for similar treatments, or if the FDA or other applicable regulatory authorities approve products that compete with any of our drug products, our ability to successfully commercialize our drug products would be adversely affected.

•	Our success depends in part upon our ability to protect our intellectual property for our drug candidates.
•	Intellectual property rights do not necessarily address all potential threats to our competitive advantage.
•
We do not have internal manufacturing capabilities, and if we fail to develop and maintain supply relationships with various third-party manufacturers, or if such third parties fail to provide us with sufficient quantities of active pharmaceutical ingredients, excipients, or drug products, or fail to do so at acceptable quality levels or prices or fail to maintain or achieve satisfactory regulatory compliance, we may be unable to develop or commercialize our drug candidates.

•
Our manufacturers may encounter difficulties involving, among other things, production yields, regulatory compliance, quality control and quality assurance, as well as shortages of qualified personnel. Approval of our drug candidates could be delayed, limited, or denied if the FDA does not approve and maintain the approval of our contract manufacturer’s processes or facilities.

•	The design, development, manufacture, supply, and distribution of our drug candidates are highly regulated and technically complex.
•
The other risks and uncertainties identified in Item 1A. Risk Factors and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended March 31, 2024, Quarterly Report on Form 10-Q for the period ended June 30, 2024, Quarterly Report on Form 10-Q for the period ended September 30, 2024, and Quarterly Report on Form 10-Q for the period ended December 31, 2024, as amended by Amendment No. 1 on Form 10-Q/A.

You should read this prospectus, the documents that we have incorporated by reference into this prospectus, and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and the documents incorporated herein.
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PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.
When we refer to Grace Therapeutics, Inc., and its subsidiaries, we use the terms “Grace,” “Grace Therapeutics,” the “Company,” “us,” “we” and “our.”
Overview
We are focused on developing and commercializing products for rare and orphan diseases that have the potential to improve clinical outcomes by using our novel drug delivery technologies. We seek to apply new proprietary formulations to approved and marketed pharmaceutical compounds to achieve enhanced efficacy, faster onset of action, reduced side effects, more convenient drug delivery and increased patient compliance; all of which could result in improved patient outcomes. The active pharmaceutical ingredients used in the drug candidates under development by us may be already approved in a target indication or could be repurposed for use in new indications.
The existing well understood efficacy and safety profiles of these marketed compounds provide the opportunity for us to utilize the Section 505(b)(2) regulatory pathway under the FDCA for the development of our reformulated versions of these drugs, and therefore may provide a potentially shorter path to regulatory approval. Under Section 505(b)(2), if sufficient support of a product’s safety and efficacy either through previous United States FDA experience or sufficiently within the existing and accepted scientific literature, can be established, it may eliminate the need to conduct some of the pre-clinical studies and clinical trials that new drug candidates might otherwise require.
Our therapeutic pipeline consists of three unique clinical-stage drug candidates supported by an intellectual property portfolio of more than 40 granted and pending patents in various jurisdictions worldwide. These drug candidates aim to improve clinical outcomes in the treatment of rare and orphan diseases by applying proprietary formulation and drug delivery technologies to existing pharmaceutical compounds to achieve improvements over the current standard of care, or to provide treatment for diseases with no currently approved therapies.
We believe that rare disorders represent an attractive area for drug development, and there remains an opportunity for us to utilize already approved drugs that have established safety profiles and clinical experience to potentially address significant unmet medical needs. A key advantage of pursuing therapies for rare disorders is the potential to receive orphan drug designation (“ODD”) from the FDA. Our three drug candidates have received ODD status, provided certain conditions are met at NDA approval. ODD provides for seven years of marketing exclusivity in the United States post-launch, provided certain conditions are met, and the potential for faster regulatory review. ODD status can also result in tax credits of up to 50% of clinical development costs conducted in the United States upon marketing approval and a waiver of the NDA fees, which we estimate can translate into savings of approximately $4.3 million for our lead drug candidate, GTx-104. Developing drugs for rare diseases can often allow for clinical trials that are more manageably scaled and may require a smaller, more targeted commercial infrastructure.
The specific diseases targeted for drug development by us are well understood, although the patient populations suffering from such diseases may remain poorly served by available therapies or, in some cases, approved therapies do not yet exist. We aim to effectively treat debilitating symptoms that result from these underlying diseases.
Our management team possesses significant experience in drug formulation and drug delivery research and development, clinical and pharmaceutical development and manufacturing, regulatory affairs, and business development, as well as being well-versed in late-stage drug development and commercialization. Importantly, our team is comprised of industry professionals with deep expertise and knowledge, including a world-renowned practicing neurosurgeon-scientist and respected authority in aSAH, as well as product development, chemistry, manufacturing and controls, planning, implementation, management, and execution of global Phase 2 and Phase 3 trials for GTx-104, and drug commercialization.
Our Pipeline
•
GTx-104 is a clinical-stage, novel, injectable formulation of nimodipine being developed for intravenous (“IV”) infusion in aSAH patients to address significant unmet medical needs. The unique nanoparticle technology of GTx-104 facilitates aqueous formulation of insoluble nimodipine for a standard peripheral IV infusion. GTx-104 provides a convenient IV delivery of nimodipine in the intensive care unit eliminating the need for nasogastric tube administration in unconscious or dysphagic patients. IV delivery of GTx-104 also has the potential to lower food effects, drug-to-drug interactions, and eliminate potential dosing errors. Further, GTx-104 has the potential to better manage hypotension in aSAH patients.
•
GTx-102 is an oral-mucosal betamethasone spray for the treatment of Ataxia Telangiectasia, a complex orphan pediatric genetic neurodegenerative disorder usually diagnosed in young children, for which no FDA approved treatment currently exists.

•
GTx-101 is a topical bio adhesive film-forming bupivacaine spray for PHN, which can be persistent and often causes debilitating pain following infection by the shingles virus. We believe that GTx-101 could be administered to patients with PHN to treat pain associated with the disease.

In May 2023, we announced the strategic decision to prioritize development of GTx-104 with a goal to GTx-104 to commercialization, while conserving resources as much as possible to complete development efficiently. We estimate that the deferral of GTx-102 and GTx-101 clinical development could be at least three years given the timeline to complete the development and potential commercial launch of GTx-104. Further development of GTx-102 and GTx-101 will occur at such time as we obtain additional funding or enter into strategic partnerships for license or sale with third parties.
Description of the Transaction
2025 Private Placement
On February 10, 2025, we sold in the Private Placement Offering an aggregate of 3,252,132 shares of Common Stock, at a purchase price of $3.395 per Share, and Pre-Funded Warrants to purchase up to 1,166,160 shares of Common Stock, at a purchase price equal to the purchase price per Share less $0.0001. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share, is exercisable immediately and will expire once exercised in full. For each Share and Pre-Funded Warrant issued, we issued to each purchaser an accompanying Common Warrant to purchase shares of Common Stock (or Pre-Funded Warrants in lieu thereof), exercisable for an aggregate of 4,418,292 shares of Common Stock (or Pre-Funded Warrants in lieu thereof). Each Common Warrant is exercisable for one share of Common Stock at an exercise price of $3.395 per share, is immediately exercisable and will expire on the earlier of (i) the 60th day after the date the FDA approves the NDA for GTx-104 and (ii) September 25, 2028.
The Private Placement Offering closed on February 11, 2025. The net proceeds were approximately $13.8 million, after deducting fees and expenses.
Corporate Information
We were incorporated on February 1, 2002 under Part 1A of the Companies Act (Québec) under the name “9113-0310 Québec Inc.” On February 14, 2011, the Business Corporations Act (Québec), came into effect and replaced the Companies Act (Québec). On August 7, 2008, pursuant to a Certificate of Amendment, we changed our name to “Acasti Pharma Inc.” We became a reporting issuer in the Province of Québec on November 17, 2008. On August 27, 2021, Acasti Pharma Inc. completed its acquisition of Grace Therapeutics Inc. via a merger. Following completion of the merger, Grace Therapeutics Inc. became our wholly owned subsidiary and was renamed Acasti Pharma U.S. Inc. On October 1, 2024, we changed our jurisdiction of incorporation from the Province of Québec in Canada to the Province of British Columbia in Canada pursuant to a “continuance” effected in accordance with Chapter XII of the Business Corporations Act (Québec). On October 7, 2024, we changed our jurisdiction of incorporation from the Province of British Columbia in Canada to the State of Delaware in the United States pursuant to a “continuance” effected in accordance with Section 308 of the Business Corporations Act (British Columbia) and a “domestication” under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). The continuance and domestication has been accounted for as an exchange of equity interest among entities under common control resulting in a change in reporting entity, and has been retroactively reflected in our unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2024, which are incorporated by reference herein. All per share amounts for all periods presented in such unaudited condensed consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the effect of the change in par value. Effective on October 28, 2024, we changed our corporate name to “Grace Therapeutics, Inc.”.

Our principal executive offices are located at 103 Carnegie Center Suite 300 Princeton, New Jersey, 08540, and our telephone number is (609) 322-1602. Our website address is www.gracetx.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
THE OFFERING
Shares of Common Stock to be offered by the Selling Stockholders
Up to 8,836,584 shares of Common Stock
Use of proceeds
We will not receive any proceeds from the sale of our shares of Common Stock offered hereby by the Selling Stockholders, although we will receive the net proceeds of any Warrants exercised for cash.
Risk Factors
An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in our securities.
Nasdaq Capital Market symbol
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GRCE.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and other documents that we file with the SEC, which are incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. In such case, the trading price of our Common Stock could decline, and our stockholders may lose all or part of their investment in our securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS
The net proceeds from any disposition of our Common Stock offered hereby will be received by the Selling Stockholders. We will not receive any of the proceeds from any such shares of Common Stock. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the net proceeds received from the exercise of the Warrants for cash, if any, for general corporate purposes and to fund pre-commercial planning, commercial team build out and product launch if GTx-104 is approved.

SELLING STOCKHOLDERS
We have prepared this prospectus supplement to allow the Selling Stockholders to offer and sell from time to time the Shares and Warrant Shares. For additional information regarding the issuance of the Shares and the Warrants, see the section entitled “Prospectus Summary — Description of the Transaction” above.
The Common Stock beneficially owned prior to the offering by the Selling Stockholders in the table below is based on information supplied to us by the Selling Stockholders, with beneficial ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 13,718,106 shares of Common Stock outstanding as of March 7, 2025.
The Selling Stockholders may sell some, all or none of the shares of Common Stock offered by this prospectus from time to time. We do not know how long the Selling Stockholders will hold the shares of Common Stock covered hereby before selling them and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any shares of Common Stock.
In addition, since the date on which the Selling Stockholders provided the information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the Selling Stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus, if and when necessary.
As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive such shares of Common Stock in any non-sale transfer after the date of this prospectus.

			Shares Beneficially Owned After this Offering
Selling Stockholder	Number of Shares Beneficially Owned Before this Offering	Number of Shares to be Sold in this Offering	Number of Shares	Percentage of Total Outstanding Shares of Common Stock
AIGH Investment Partners, LP(1)	983,172	1,212,372	376,986	2.63%
WVP Emerging Manager Onshore Fund LLC – AIGH Series(2)	349,653	437,112	131,097	*
Nantahala Capital Partners Limited Partnership(3)	503,804	503,804	0	—
NCP RFM LP(4)	284,502	284,502	0	—
Pinehurst Partners, LP(5)	589,100	589,100	0	—
Blackwell Partners LLC - Series A(6)	979,000	979,000	0	—
The Hewlett Fund LP(7)	441,832	441,832	0	—
Lytton-Kambara Foundation(8)	692,640	1,060,382	0	*
ADAR1 Partners, LP(9)	1,485,307	1,552,626	784,411	4.99%
Spearhead Insurance Solutions IDF, LLC – Series ADAR1(10)	515,323	509,290	6,033	*
Stonepine Capital, LP(11)	589,100	589,100	0	—
Joseph F. Lawler(12)	511,096	88,364	422,732	3.07%
SS Pharma LLC(13)	1,402,782	294,550	1,419,128	9.99%
Shore Pharma LLC(14)	1,905,358	294,550	1,610,808	11.62%

*	Represents beneficial ownership of less than one percent.
(1)
This Selling Stockholder holds certain warrants exercisable into shares of Common Stock. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the Common Stock outstanding following such exercise (the “4.99% Ownership Cap”). Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 4.99%

Ownership Cap percentage up to 19.99%. The number of shares of Common Stock beneficially owned prior to this offering does not include 606,186 shares underlying such warrants as a result of the 4.99% Ownership Cap and the 61 days’ advance notice provision. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH Investment Partners, L.P. (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH IP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.
(2)
The number of shares of Common Stock beneficially owned prior to this offering includes 218,556 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 4.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 4.99% Ownership Cap percentage up to 19.99%. The number of shares of Common Stock beneficially owned prior to this offering does not include 218,556 shares underlying such warrants as a result of the 4.99% Ownership Cap and the 61 days’ advance notice provision. Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(3)
The number of shares of Common Stock beneficially owned prior to this offering includes 251,902 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of the Common Stock outstanding following such exercise (the “9.99% Ownership Cap”). Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of this Selling Stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The foregoing shall not be deemed to be an admission by the record owners or this Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. The address of Nantahala Capital Partners, LP is c/o Nantahala Capital Partners LP, 130 Main St. 2nd Floor, New Canaan, CT 06840.

(4)
The number of shares of Common Stock beneficially owned prior to this offering includes 142,251 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of this Selling Stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The foregoing shall not be deemed to be an admission by the record owners or this Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. The address of NCP RFM LP is c/o NCP RFM LP, 130 Main St. 2nd Floor, New Canaan, CT 06840.

(5)
The number of shares of Common Stock beneficially owned prior to this offering includes 294,550 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of this Selling Stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The foregoing shall not be deemed to be an admission by the record owners or this Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. The address of Pinehurst Partners, LP is c/o Pinehurst Partners, LP, Corporation Trust Center 1209 Orange Street, Wilmington, DE 19801.

(6)
The number of shares of Common Stock beneficially owned prior to this offering includes 489,500 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of this Selling Stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or this Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. The address of Blackwell Partners LLC – Series A is c/o Blackwell Partners LLC – Series A, 280 South Mangum Street, Suite 210, Durham, NC 27701.

(7)
The number of shares of Common Stock beneficially owned prior to this offering includes 331,376 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 4.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 4.99% Ownership Cap percentage up to 19.99%. The address of The Hewlett Fund is c/o The Hewlett Fund, 100 Merrick Road – Suite 400W, Rockville Centre, NY 11570.

(8)
The number of shares of Common Stock beneficially owned prior to this offering includes 162,448 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 4.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 4.99% Ownership Cap percentage up to 19.99%. The number of shares beneficially owned prior to this offering does not include 367,743 shares of Common Stock shares underlying such warrants as a result of the Ownership Cap and the 61 days’ advance notice provision. The address of Lytton-Kambara Foundation is c/o Lytton-Kambara Foundation, 467 Central Park West 17-A, New York, NY 10025.
(9)
The number of shares of Common Stock beneficially owned prior to this offering includes 1,149,828 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. The number of shares beneficially owned prior to this offering does not include 2,584,624 shares of Common Stock underlying such warrants as a result of the Ownership Cap and the 61 days’ advance notice provision. The address of ADAR1 Partners, LP is c/o ADAR1 Capital Management, LLC, 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.

(10)
The number of shares of Common Stock beneficially owned prior to this offering includes 509,290 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 4.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. The address of Spearhead Insurance Solutions IDF, LLC – Series ADAR1 is c/o Spearhead Insurance Solutions IDF, LLC – Series ADAR1, 3828 Kennett Pike, Ste 202, Greenville, DE 19807.

(11)
The number of shares of Common Stock beneficially owned prior to this offering includes 294,550 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. The address of Stonepine Capital, LP is 919 NW Bond Street, Suite 204, Bend, OR 97703.

(12)
The number of shares of Common Stock beneficially owned prior to this offering includes 165,543 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 4.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 4.99% Ownership Cap percentage up to 19.99%. The number of shares beneficially owned prior to this offering does not include 63,628 shares of Common Stock underlying such warrants as a result of the Ownership Cap and the 61 days’ advance notice provision. The address of Joseph F. Lawler is 2110 Ranch Road 620 S, #341732, Lakeway, TX 78734.

(13)
The number of shares of Common Stock beneficially owned prior to this offering includes 323,764 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed the 9.99% Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the 9.99% Ownership Cap percentage up to 19.99%. The number of shares beneficially owned prior to this offering does not include 397,614 shares of Common Stock underlying such warrants as a result of the Ownership Cap and the 61 days’ advance notice provision. The address for SS Pharma LLC is c/o Cerity Partners, P.O. Box 10188 #38984, Newark, New Jersey 07101-3188.

(14)
The number of shares of Common Stock beneficially owned prior to this offering includes 570,007 shares of Common Stock underlying warrants owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 19.99% of the number shares of Common Stock outstanding following such exercise (the “19.99% Ownership Cap”). The securities are directly held by Shore Pharma LLC, an entity held in a trust for the benefit of immediate family members by Vimal Kavuru, the Chair of our board of directors, and may be deemed to be beneficially owned by Vimal Kavuru, as the sole member of Shore Pharma LLC. The address of Shore Pharma LLC is c/o Cerity Partners, P.O. Box 10188 #38984, Newark, New Jersey 07101-3188.

PLAN OF DISTRIBUTION
Each of the Selling Stockholders of the Common Stock covered by this prospectus and any of its donees, pledgees, transferees or other successors-in-interest, may, from time to time, sell any or all of such shares on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares of Common Stock covered by this prospectus:
•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer the Common Stock covered by this prospectus in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.
In connection with the sale of shares of Common Stock covered by this prospectus or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Common Stock covered by this prospectus short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Common Stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock covered by this prospectus offered by them will be the purchase price of such shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock covered by this prospectus to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders also may resell all or a portion of the Common Stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock covered by this prospectus therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Common Stock covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Common Stock covered by this prospectus to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock covered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock covered by this prospectus may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Common Stock covered by this prospectus in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Common Stock covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Stock covered by this prospectus.
We have agreed with the Selling Stockholders to use our reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Common Stock covered by this prospectus and (ii) the date on which the shares of Common Stock covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS
The validity of the shares of Common Stock offered hereby is being passed upon for us by Hogan Lovells US LLP.
EXPERTS
The consolidated financial statements of the Company as of March 31, 2024, and for the year ended March 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Our consolidated financial statements as of and for the year ended March 31, 2023 included in our Annual Report on Form 10-K for the year ended March 31, 2024 have been audited by Ernst and Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
•	our Annual Report on Form 10-K for the year ended March 31, 2024, filed on June 21, 2024;
•
our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2024, filed on August 9, 2024, for the quarter ended September 30, 2024, filed on November 13, 2024, and for the quarter ended December 31, 2024, filed on February 13, 2025, as amended by Amendment No. 1 on Form 10-Q/A filed on February 19, 2025;

•
our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on June 27, 2024, August 16, 2024, September 25, 2024, September 30, 2024, October 7, 2024, October 25, 2024, October 28, 2024, February 10, 2025, and March 3, 2025; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 4, 2013, as updated by our final prospectus dated August 7, 2024, filed with on August 7, 2024 pursuant to Rule 424(b)(3), including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Grace Therapeutics, Inc., Chief Executive Officer, at 103 Carnegie Center Suite 300 Princeton, New Jersey 08540. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.gracetx.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and any schedules that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and any schedules that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
We file periodic reports under the Exchange Act, including annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above.
We make available free of charge on or through our internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.gracetx.com, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

8,836,584 Shares of Common Stock
PROSPECTUS
   , 2025

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$3,426.85
Accountant’s fees and expenses	39,000.00
Legal fees and expenses	50,000.00
Pricing and miscellaneous expenses	5,000.00
Total expenses	$97,426.85

Item 15.	Indemnification of Directors and Officers.
Set forth below is a description of the DGCL, the Company’s Certificate of Incorporation and the Company’s Bylaws, as such provisions relate to the indemnification of the Company’s directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL, the Company’s Certificate of Incorporation and the Company’s Bylaws.
Section 102(b)(7) of the DGCL generally permits a Delaware corporation to provide in its certificate of incorporation that directors or certain officers of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; (iv) with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit; or (v) with respect to officers, any action by or in the right of the corporation.
Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim.
Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.
The Company’s Certificate of Incorporation contains provisions that limit the liability of the Company’s directors and officers for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors and officers will be further limited to the greatest extent permitted by the DGCL.
The Company’s Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the DGCL, subject to limited exceptions. The Company’s Bylaws also provide that the Company must advance expenses incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Company, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Company to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
Directors’ and officers’ liability insurance has been purchased for the benefit of the Company’s directors and officers to back up the Company’s indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law. The Company also maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been directors or officers of the Company. The coverage provided by these policies may apply whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.
Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits
See the Exhibit Index List below, which is incorporated by reference herein.

Exhibit Number	Exhibit Title
3.1	Certificate of Incorporation of Grace Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 on the Current Report on Form 8-K filed with the Commission on October 7, 2024)
3.2
Certificate of Amendment to the Certificate of Incorporation of Grace Therapeutics, Inc. (incorporated by referenced to Exhibit 3.1 on the Current Report on Form 8-K filed with the Commission on October 28, 2024)

3.3	Bylaws of Grace Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 on the Current Report on Form 8-K filed with the Commission on October 28, 2024)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on the Current Report on Form 8-K filed with the Commission on October 7, 2024)
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.1 from Form 8-K filed with the Commission on February 10, 2025)
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 on the Current Report on Form 8-K filed with the Commission on February 10, 2025)
4.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 on the Current Report on Form 8-K filed with the Commission on February 10, 2025)

Exhibit Number	Exhibit Title
5.1*	Opinion of Hogan Lovells US LLP
10.1	Form of Placement Agent Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 on the Current Report on Form 8-K filed with the Commission on February 10, 2025)
10.2	Form of Non-Placement Agent Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 on the Current Report on Form 8-K filed with the Commission on February 10, 2025)
23.1*	Consent of KPMG LLP
23.2*	Consent of Ernst & Young LLP
23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1*	Power of attorney (included on Signature Page)
107*	Filing Fee Table

*	Filed herewith.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Princeton, State of New Jersey, on this 10th day of March, 2025.

GRACE THERAPEUTICS, INC.
By:	/s/ Prashant Kohli
Name:	Prashant Kohli
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prashant Kohli and Robert DelAversano as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prashant Kohli	Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2025
Prashant Kohli

/s/ Robert DelAversano	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 10, 2025
Robert DelAversano

/s/ Vimal Kavuru	Director, Chair of the Board of Directors	March 10, 2025
Vimal Kavuru

/s/ Brian Davis	Director	March 10, 2025
Brian Davis

/s/ Edward Neugeboren	Director	March 10, 2025
Edward Neugeboren

/s/ George Kottayil	Director	March 10, 2025
George Kottayil